Exhibit 10.28

CONFIDENTIAL

[CARRY VEHICLE NAME]

CONFIDENTIAL

[CARRY VEHICLE NAME]

Amended and Restated Agreement of Exempted Limited Partnership

Dated as of [•]

CONFIDENTIAL

[CARRY VEHICLE NAME]

CONFIDENTIAL

[CARRY VEHICLE NAME]

7.3	Effect of Retirement	22

ARTICLE VIII DISSOLUTION AND LIQUIDATION		23

8.1	Winding Up Upon Withdrawal of General Partner	23
8.2	Dissolution and Liquidation of the Partnership	23
8.3	Filings	24

ARTICLE IX GENERAL PROVISIONS		24

9.1	Amendment of Agreement	24
9.2	Special Power-of-Attorney	25
9.3	Agreement Binding Upon Successors and Assigns	26
9.4	Entire Agreement	26
9.5	Governing Law; Severability; Partition	26
9.6	Termination of Right of Action	26
9.7	Confidentiality	27
9.8	Disputed Matters	27
9.9	Attorney Fees	27
9.10	Not for Benefit of Creditors	27
9.11	Consents	28
9.12	Reports and Records	28
9.13	Spousal Consent and Marital Dissolution	28
9.14	Contract Construction; Headings; Counterparts	39
9.15	Notices	30

SCHEDULE A – PRINCIPLES APPLICABLE TO CERTAIN ADJUSTMENTS IN POINTS

SCHEDULE B – FORM OF SPOUSAL CONSENT AND AGREEMENT

APPENDIX A – GUARANTEE

ii

CONFIDENTIAL

[CARRY VEHICLE NAME]

AMENDED AND RESTATED AGREEMENT OF EXEMPTED LIMITED PARTNERSHIP

OF

[CARRY VEHICLE NAME]

(A [•] EXEMPTED LIMITED PARTNERSHIP)

This Amended and Restated Agreement of Exempted Limited Partnership (including the schedules and appendices hereto), dated as of [•] (as amended and/or restated from time to time, the “Agreement”), of [CARRY VEHICLE NAME] (the “Partnership”) is entered into by and among [GENERAL PARTNER NAME], a [•] limited liability company (the “General Partner”), the Initial Limited Partner (as defined below), those Persons that have executed (directly or by power of attorney) a counterpart to this Agreement as Limited Partners (as defined below) on the date hereof, and such other Persons that may hereafter be admitted to the Partnership as Limited Partners.  The General Partner and the Limited Partners are sometimes referred to herein collectively as the “Partners.”  Capitalized terms used herein shall have the meanings given to them in Article I.

W I T N E S S E T H:

WHEREAS, the General Partner and the Initial Limited Partner formed the Partnership as a [•] exempted limited partnership by executing the Agreement of Exempted Limited Partnership of the Partnership, dated as of [•] (the “Original Agreement”) and by filing a registration statement pursuant to Section [•] of the [•] Law with the Registrar of Exempted Limited Partnerships of [•] on [•], (the “Registration Statement”);

WHEREAS, the additional Persons whose names and addresses are set forth in the List of Partners under the caption “Limited Partners” on the date hereof, desire to be admitted to the Partnership as limited partners of the Partnership and the Initial Limited Partner desires to withdraw from the Partnership as of the date hereof; and

WHEREAS, the parties hereto wish to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto hereby agree as follows:

A.      Each Person whose name is set forth in the List of Partners under the caption “Limited Partner” shall be admitted to the Partnership as a limited partner of the Partnership as of the date hereof upon their execution (directly or by power of attorney) of a counterpart to this Agreement, a Supplemental Agreement, a Guarantee and such other instruments evidencing, to the satisfaction of the General Partner such Person’s intent to be bound by this Agreement as a Limited Partner;

B.      The Initial Limited Partner hereby withdraws from the Partnership as a Limited Partner effective immediately after the admission of one or more Limited Partners on the date hereof; and

C.      The Original Agreement shall hereby be amended and restated in its entirety to read as follows:

CONFIDENTIAL

[CARRY VEHICLE NAME]

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with U.S. generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

“Affiliate” means with respect to any Person any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” has the meaning given such term in the introductory paragraph.

“Ares Management” means Ares Management LLC.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of such Partner as described in Section 3.3.

“Capital Investment Loss” means, with respect to any Fiscal Year, the Partnership’s share (based on its contributions to the Fund GP, if any) of any Net Loss or other items of loss or deduction allocated to the Fund GP by the Fund, but only to the extent such allocation is made by the Fund to the Fund GP in respect of the Fund GP’s capital contribution to the Fund, if any.

“Capital Investment Profit” means, with respect to any Fiscal Year, the Partnership’s share (based on its contributions to the Fund GP, if any) of any Net Income or other items of income or gain allocated to the Fund GP by the Fund, but only to the extent such allocation is made by the Fund to the Fund GP in respect of the Fund GP’s capital contribution to the Fund, if any.

“Capital Investment Share” means each Partner’s share of the Capital Investment Profit or Capital Investment Loss as set forth on the List of Partners, if any.  The aggregate number of Capital Investment Shares shall be equal to the dollar amount of the Partnership’s capital commitment to the Fund GP, if any.

“Carried Interest” means distributions to the Fund GP of “Carried Interest” as defined in the Fund Agreement.

“Cause” means with respect to any Partner, a determination by the General Partner that any of the following events has occurred, with respect to such Partner:

(a)      the Partner’s conviction of a felony or a plea of nolo contendere thereto in connection with any financial, business or commercial enterprise or transaction or with respect to any criminal statute involving a material breach of fiduciary duty;

(b)      any order, judgment or decree (whether entered by consent or after trial or adjudication) of any court, governmental agency or regulatory authority (including without limitation the Securities and Exchange Commission or state securities commissions) involving a material violation of federal or state securities laws or any rules or regulations thereunder or that materially censures or imposes any material sanctions on the employee in connection with investment advisory, securities or real estate related activities or which enjoins, bars, suspends or otherwise limits such Person from engaging in any activities related to the business of the Relevant Entities;

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(c)      the Partner’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument or currency;

(d)      dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties by a Partner in connection with the performance of any services on behalf of any Relevant Entity;

(e)      intentional failure by a Partner to comply with any lawful directive of the investment committee of any Relevant Entity, to the extent not cured to the satisfaction of the General Partner within five days of the date of notice of such failure;

(f)      intentional breach by a Partner of this Agreement, any Supplemental Agreement, the Fund Agreement, the Co-Invest Agreement or any agreement entered into by, or any constituent agreement of, any Relevant Entity, to the extent not cured to the satisfaction of the General Partner within five days of the date of notice of such breach;

(g)      intentional violation by a Partner of any material written policies adopted by any Relevant Entity governing the conduct of persons performing services on behalf of such Relevant Entity, to the extent not cured to the satisfaction of the General Partner within five days of the date of notice of such violation;

(h)      [RESERVED];

(i)      the intentional taking of improper action or the intentional omission to take any proper action or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of any Relevant Entity, or that was otherwise materially disruptive of their business affairs, provided, however, that the term Cause shall not include for this purpose any mistake of judgment made in good faith with respect to any portfolio transaction for the account of the Fund or other Relevant Entities;

(j)      the obtaining by a Partner of any material improper personal benefit as a result of a breach by such Partner of any covenant or agreement with a Relevant Entity or such entities’ investors;

(k)      a Change of Control occurs with respect to the Partner to which the General Partner does not consent in writing; and

(l)      engaging in any activities which compete with, including soliciting and/or hiring then existing employees of Ares Management or former employees who were employees of Ares Management within six months of such solicitation or hiring, or inducing or encouraging then existing employees of Ares Management to terminate their employment with Ares Management, or otherwise materially adversely affect any Relevant Entity to the extent such other activities are not sponsored by Ares Management or any Affiliate thereof.

“Change of Control” means, with respect to any Partner which is not a natural person, either (a) the failure of such Partner’s Principal to hold, directly or indirectly, not less than eighty percent (80%) of the interests in the Partnership of such Partner, unless such failure is caused by the death or legal incapacity of such Principal, or (b) the failure of Related Parties of such Partner to own, directly or indirectly, one hundred percent (100%) of the economic interests of such Partner.

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[CARRY VEHICLE NAME]

“Clawback Payment” means the Partnership’s share of any payment required to be made by the Fund GP to the Fund pursuant to Sections [•] (with respect to payments of Carried Interest only) and [•]  of the Fund Agreement.

“Clawback Share” means, with respect to any Partner and any Clawback Payment, a portion of such payment equal to (i) the cumulative amount of Carried Interest distributed to such Partner by the Partnership in respect of the Fund prior to the time of determination of such Clawback Payment, divided by (ii) the cumulative amount of Carried Interest so distributed by the Partnership in respect of the Fund to all Partners prior to the time of determination of such Clawback Payment.

“Code” means the United States Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.

“Co-Invest Agreement” means the Amended and Restated Limited Partnership Agreement of [•], as amended from time to time.

“Covered Person” has the meaning given such term in Section 5.7(a).

“Defaulting Partner” has the meaning given such term in Section 3.1(f)

“Designated Partner” means the General Partner, or such other Partner as designated by the General Partner.

“Divorce Decree” has the meaning given such term in Section 9.13(b)(i).

“[•] Law” means [•].

“Final Adjudication” has the meaning ascribed to such term in Section 5.7(a).

“Fiscal Year” means the period commencing on January 1 of such year and ending on December 31 of such year (or on the date of a final distribution pursuant to clause (a)(iii) of Section 8.1), unless the General Partner shall elect another fiscal year for the Partnership which is a permissible taxable year under the Code.

“Fund” means [•], a [•] limited partnership and any successors thereto.  Unless specifically stated to the contrary herein or the context otherwise requires, all references herein to the “Fund” shall be deemed to refer to the Fund and all relevant Alternative Investment Vehicles (as defined in the Fund Agreement).

“Fund Agreement” means the Amended and Restated Agreement of Limited Partnership the Fund, as amended from time to time.  Unless specifically stated to the contrary herein or the context otherwise requires, any reference to the “Fund Agreement” shall be deemed to refer to the Fund Agreement and to all partnership agreements or other governing documents of the relevant Alternative Investment Vehicles (as the same may be amended from time to time), as applicable collectively; and any reference to a particular provision in the Fund Agreement shall be deemed to refer also to any similar provision, if any, and as the context requires, of any of the partnership agreements or other governing documents of the relevant Alternative Investment Vehicles.

“Fund GP” means [•], a [•] limited partnership, or any successor to the business of the Fund GP, in its capacity as general partner of the Fund.

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[CARRY VEHICLE NAME]

“Fund GP Agreement” means the Amended and Restated Agreement of Limited Partnership of the Fund GP, as amended from time to time.

“General Partner” has the meaning set forth in the introductory paragraph.

“Guarantee” means the guarantee which each Partners is required to execute pursuant to Section 3.1 hereof.

“Initial Limited Partner” means [•].

“IRS Notice” has the meaning given such term in Section 3.5(c).

“Limited Partner” means any person admitted as a Limited Partner to the Partnership, including any Retired Partner, in accordance with this Agreement, until such person withdraws entirely as a Partner of the Partnership, together with any additional or substitute Limited Partners admitted to the Partnership after the date hereof, in its capacity as a Limited Partner of the Partnership, and, for purposes of the allocation and distribution provisions contained in Articles III, IV, VII and VIII, all assignees.  All references herein to a Limited Partner shall be construed as referring collectively to such Limited Partner and to each Related Party of such Limited Partner (and to each person of which such Limited Partner is a Related Party) that also is or that previously was a Limited Partner, except to the extent that the General Partner determines that the context does not require such interpretation as between such Limited Partner and its Related Parties.

“List of Partners” means the List of Partners to be maintained by the General Partner showing the following information with respect to each Partner: name; address; date of admission and Retirement; Capital Investment Shares and Points, if any.

“Management Company” means [•], a [•] limited liability company, or any successor in interest thereto, in its capacity as manager of the Fund.

“Net Income” has the meaning ascribed to that term in the Fund Agreement.

“Net Loss” has the meaning ascribed to that term in the Fund Agreement.

“Operating Loss” means, with respect to any Fiscal Year, any net loss of the Partnership, adjusted to exclude any Capital Investment Profit or Capital Investment Loss.  To the extent derived from the Fund, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination, by the Fund, and any items not derived from the Fund shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for federal income tax purposes.

“Operating Profit” means, with respect to any Fiscal Year, any net income of the Partnership, adjusted to exclude any Capital Investment Profit or Capital Investment Loss.  To the extent derived from the Fund, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination by the Fund, and any items not derived from the Fund shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for federal income tax purposes.

“Original Agreement” has the meaning given such term in the preamble.

“Partnership” has the meaning given such term in the introductory paragraph.

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[CARRY VEHICLE NAME]

“Permanent Disability” means any physical or mental illness, disability or incapacity that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 180 days that prevents the Partner from performing substantially all of such Partner’s duties for the Partnership and the other applicable Relevant Entities, with or without reasonable accommodation.

“Person” has the meaning ascribed to that term in the Fund Agreement.

“Point” means a [•] share of Carried Interest.

“Portfolio Investment” has the meaning ascribed to that term in the Fund Agreement.

“Principal” means the Partner related to any Partner (a) who has transferred all or a portion of such Partner’s interest in the Partnership to a Related Party or (b) whose Related Party has subscribed directly for an interest in the Partnership.

“Reference Rate” has the meaning ascribed to that term in the Fund Agreement.

“Registration Statement” has the meaning ascribed to such term in the first whereas clause.

“Related Party” means, with respect to any Partner:

(a)      any spouse, child or other lineal and collateral descendants or any natural person who occupies the same principal residence as such Partner;

(b)      any trust or estate in which the Partner and any Related Party or Related Parties (other than such trust or estate) collectively have more than eighty percent (80%) of the beneficial interests (excluding contingent and charitable interests); and

(c)      any entity of which the Partner and any Related Party or Related Parties (other than such entity) collectively are beneficial owners of more than eighty percent (80%) of the equity interests.

“Relevant Entity” means Ares Management, the Partnership, the Fund GP, the Fund, the General Partner, the Management Company and their respective Affiliates.

“Retired Partner” means any Partner who has become a Retired Partner in accordance with or pursuant to Section 7.2.

“Retirement” means a Partner becoming a Retired Partner.

“Spouse’s Interest” has the meaning given such term in Section 9.13(b)(i).

“SPV” has the meaning given such term in Section 9.1(d).

“Supplemental Agreement” means any of the Supplemental Agreements entered into between the Partnership and a Partner pursuant to Section 9.1(b).

“Transfer” means any direct or indirect sale, exchange, transfer, assignment or other disposition by a Partner of its interest (whether respecting, for example, economic rights only or all the rights associated with the interest) in the Partnership to another party, whether voluntary or involuntary.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury under the Code, as amended.

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“[•]+ Points Partners” has the meaning given such term in Schedule A hereto.

“Vested Points” shall have the meaning with respect to any Partner at any time, set forth in the Supplemental Agreement relating to such Partner.

ARTICLE II

FORMATION AND ORGANIZATION

2.1       Continuation

The Partnership was originally formed and is hereby continued as a limited partnership under and pursuant to and in accordance with the [•] Law and the Original Agreement.  The term of the Partnership commenced upon its registration as an exempted limited partnership pursuant to the filing of the Registration Statement and shall continue until the Partnership is wound up and dissolved in accordance with the provisions of Article VIII hereof.  The parties hereto continue the Partnership under and pursuant to the [•] Law and on the terms of this Agreement.  The General Partner shall continue as general partner of the Partnership, and upon the General Partner’s execution of this Agreement, as the attorney in fact for the Persons whose names are set forth in the List of Partners under the caption “Limited Partners”, each such Person shall be admitted as a Limited Partner of the Partnership.  Effective immediately upon admission of an additional Limited Partner hereunder, the Initial Limited Partner hereby withdraws from the Partnership as a Limited Partner and shall no longer have any interest therein as a Limited Partner.

2.2       Name

The name of the Partnership shall be “[•]” or such other name or names as may be selected by the General Partner from time to time with written notice given to the Partners of such change.  The Limited Partners acknowledge that (a) the name of the Partnership may be changed without the consent of the Limited Partners and (b) the Limited Partners have no rights to, or interest in, the name of the Partnership, any intellectual property associated therewith or any goodwill derived therefrom.

2.3       Principal Place of Business

The Partnership shall maintain its principal office, and may maintain one or more additional offices, at such place or places as the General Partner may from time to time determine.

2.4       Registered Office

The address of the Partnership’s registered office in the [•] is [•].  The General Partner may change the Partnership’s registered office to any other address in [•].

2.5       Term of the Partnership

(a)      The term of the Partnership commenced on the date of the Partnership’s registration as an exempted limited partnership under the [•] Law and shall continue until immediately after the dissolution of the Fund, or such earlier date as winding up and dissolution is required pursuant to the [•] Law.

(b)      The parties agree that irreparable damage would be done to the goodwill and reputation of the Limited Partners if any Limited Partner should bring an action in court to wind up and dissolve the Partnership.  Care has been taken in this Agreement to provide for fair and just payment in liquidation of the interests of all Partners.  Accordingly, to the fullest extent permitted by law, each Partner hereby

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[CARRY VEHICLE NAME]

waives and renounces its right to such a court order commencing the Partnership’s winding up or to seek the appointment by the court of a liquidator for the Partnership except as provided herein.

2.6       Purpose of the Partnership

The principal purpose of the Partnership is to act as a limited partner of the Fund GP for purposes of receiving and distributing the Carried Interest and to undertake such related and incidental activities and execute and deliver such related documents necessary or incidental thereto.  In furtherance of the purposes of the Partnership described in this 2.6, but subject to the provisions of this Agreement, the Partnership may engage in any activity that is lawful for a limited partnership formed under the [•] Law, such activity to be deemed to fall within the objects of the Partnership if approved by the General Partner.

2.7       Actions by the Partnership

The Partnership (and the General Partner for and on behalf of the Partnership), subject to the provisions of this Agreement, may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the General Partner be necessary or advisable to carry out the objects and purposes of the Partnership, without the approval or vote of any Limited Partner, and shall have all of the powers available to it as an exempted limited partnership formed under the [•] Law.

2.8       Organizational Certificates and Other Filings

If requested by the General Partner, the Limited Partners shall immediately execute all statements, certificates and other documents, and any amendments or renewals of such statements, certificates and other documents as thereafter required, consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the continued existence of the Partnership as an exempted limited partnership under the laws of [•], (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership.

2.9       Liability of Limited Partners

Except for the obligations under this Agreement, the Guarantee, and the Supplemental Agreements of each Limited Partner, including the obligations to make capital contributions pursuant to Section 3.1, the Limited Partners shall not be liable for the debts and obligations of the Partnership to the maximum extent permitted by the [•] Law.  Losses and expenses incurred by the Partnership during any fiscal year shall be allocated among the Partner in accordance with the procedures for allocating losses set forth in this Agreement.  If a Limited Partner is required under the [•] Law or this Agreement to return to the Partnership or pay amounts previously distributed to such Limited Partner, the obligation of such Limited Partner to return or pay any such amount to the Partnership shall be the obligation of such Limited Partner (or its successor, estate, legal representative or permitted assigns) and not the obligation of the General Partner.

2.10       Admission of Limited Partners

On the date hereof and any date hereafter, the Persons whose names are set forth in the List of Partners under the caption “Limited Partners” shall be admitted to the Partnership as Limited Partners of the Partnership upon their execution (either directly or by power of attorney) of a counterpart to this

CONFIDENTIAL

[CARRY VEHICLE NAME]

Agreement, of a Supplemental Agreement, a Guarantee and such other instruments evidencing, to the satisfaction of,  and to the extent required by, the General Partner, such Person’s intent to be bound by this Agreement as a Limited Partner.

2.11      Limited Partner Representations.

Each Limited Partner represents and warrants that such Limited Partner is an “accredited investor” for purposes of, and within the meaning of, Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended.  Each Limited Partner acknowledges receipt of a copy of the Form ADV Parts 2A and 2B of Ares Management LLC at least 48 hours prior to entering into this Agreement.

2.12      Effect of Death, Dissolution or Bankruptcy

Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Limited Partner, the obligations of such Limited Partners under this Agreement, to the fullest extent permitted by law, shall be binding upon, such Limited Partner’s successor(s) by operation of law, estate or legal representative, and any such Person shall be treated as provided in Section 6.2 unless and until such Person is admitted as a substitute Limited Partner pursuant to Section 6.1.  Any Transfer of the interest so acquired by such successor, estate or legal representative shall be subject to the requirements of Article VI.

ARTICLE III

CAPITAL

3.1       Contributions to Capital

(a)      Any required contribution of a Partner to the capital of the Partnership shall be as set forth in the List of Partners.  Contributions to the capital of the Partnership shall be made as of the date of admission of such Partner as a Partner of the Partnership and as of each such other date as may be specified by the General Partner.  Except as otherwise permitted by the General Partner, all contributions to the capital of the Partnership by each Partner shall be payable exclusively in cash.

(b)      The Designated Partner shall make capital contributions from time to time to the extent necessary to ensure that the Partnership meets its obligations to make contributions of capital to the Fund GP in respect of its obligation to the Fund, if any, other than obligations in respect of any Clawback Payment which are the responsibility of each Partner as set forth in Section 3.1(e).

(c)      Except as explicitly stated in this Agreement, no Partner shall be obligated, nor shall any Partner have any right, to make any contribution to the capital of the Partnership other than as specified in this Section 3.1.  No Partner shall be obligated to restore any deficit balance in such Partner’s Capital Account.

(d)      In the event that the Partnership receives from the Fund GP any amounts constituting a return of the Partnership’s share (if any) of the Fund GP’s contributions to the Fund pursuant to provisions in the Fund Agreement that would increase the Fund GP’s obligation to make additional capital contributions to the Fund by the amount so returned, the General Partner, in its sole discretion, may return such amounts to the Partners in proportion to their respective capital contributions to the Partnership.  Each Partner’s aggregate capital contributions shall be reduced by the amount so distributed to such Partner, and such Partner’s remaining obligation to contribute capital shall be increased, on a dollar-for-dollar basis, by the amount of that reduction.  In addition, each Partner will be required to fund

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its pro rata share of any other obligations of the Partnership to the Fund GP in connection with the Partnership’s contribution to the Fund GP (if any), including with respect to indemnification and “limited partner clawback” obligations as set forth in the Fund Agreement.

(e)      To the extent, if any, that it is determined that the Partnership, as a limited partner of the Fund GP, is required to make any Clawback Payment with respect to the Fund, each Partner shall be required to participate in such payment and contribute to the Partnership for ultimate distribution to the Fund an amount equal to such Partner’s Clawback Share of any Clawback Payment, but not in any event in excess of the cumulative amount theretofore distributed to such Partner with respect to the Carried Interest attributable to the Fund.

(f)      If a Limited Partner fails to comply with its obligations under Section 3.1(e) (such Limited Partner, a “Defaulting Partner”), Ares Management and any of its Affiliates may (in their sole discretion) declare such Limited Partner and its Related Parties to be deemed to be a “defaulting partner” (or equivalent) in any “carried interest”, co-investment or other vehicle managed by Ares Management or an Affiliate in which such Limited Partner, Related Party or other Affiliate is a limited partner (or equivalent), regardless of whether such Limited Partner, Related Party or Affiliate is in default or breach of its obligations pursuant to the terms of the governing documents of such vehicle.

(g)      Pursuant to the Fund Agreement, each Partner of the Partnership shall execute a Guarantee substantially in the form attached hereto as Appendix A.

3.2       Rights of Partner in Capital

(a)      No Partner shall be entitled to interest on its capital contributions to the Partnership.

(b)      No Partner shall have the right to distributions or the return of any contribution to the capital of the Partnership except (i) for distributions in accordance with Section 4.1 or (ii) upon winding up and dissolution of the Partnership.  The entitlement to any such return at such time shall be subject to the provisions of the [•] Law and be limited to the value of the Capital Account of the Partner.  The General Partner shall not be liable for the return of any such amounts.

3.3       Capital Accounts

(a)       The Partnership shall maintain for each Partner a separate Capital Account.

(b)       Each Partner’s Capital Account shall have an initial balance equal to the amount of cash and the value of any securities or other property constituting such Partner’s initial contribution to the capital of the Partnership.

(c)        Each Partner’s Capital Account shall be increased by:

(i)      the amount of cash and the value of any securities or other property constituting additional contributions by such Partner to the capital of the Partnership, plus

(ii)      the portion of any Capital Investment Profit allocated to such Partner’s Capital Account pursuant to Section 3.4, plus

(iii)      the portion of any Operating Profit allocated to such Partner’s Capital Account pursuant to Section 3.4, plus

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(iv)      any decreases in any reserves recorded by the Partnership pursuant to Section 3.6 and any receipts determined to be applicable to a prior period pursuant to Section 3.6(b), to the extent the General Partner determines that, pursuant to any provision of this Agreement, such item is to be credited to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners.

(d)        Each Partner’s Capital Account shall be reduced (without duplication) by:

(i)      the portion of any Capital Investment Loss and Operating Loss allocated to such Partner’s Capital Account pursuant to Section 3.4, plus

(ii)      the amount of any cash and the net value of any property distributed to such Partner pursuant to Section 4.1 or 8.1 including any amount deducted pursuant to Section 4.2 or 5.4 from any such amount distributed, plus

(iii)      any withholding taxes or other items payable by the Partnership, any increases in any reserves recorded by the Partnership pursuant to Sectijon 3.6 and any payments determined to be applicable to a prior period pursuant to Section 3.6, to the extent the General Partner determines that, pursuant to Section 3.6, 4.2, 5.4 or pursuant to any other provision of this Agreement, such item is to be charged to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners.

3.4       Allocation of Profit and Loss

(a)      Allocations of Profit and Loss.  Except as otherwise specifically provided herein, all items of income, gain, loss and deduction comprising the Capital Investment Profit, Capital Investment Loss, Operating Profit and Operating Loss for any Fiscal Year shall be allocated to each Partner in accordance with each Partner’s economic interest in the respective item, as determined by the General Partner pursuant to Section 704(b) and (c) of the Code and the Treasury Regulations thereunder, and accordingly, such allocations will be made among the Partners so that the balance in each such Partner’s Capital Account, immediately after making all allocations required for the relevant Fiscal Year is, as nearly as possible, equal (proportionately) to the distributions that would be made to each such Partner if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their respective book values, all Partnership liabilities were satisfied (limited with respect to each non-recourse liability to the book values of the assets securing such liability), each Partner made any capital contributions required pursuant to Section 3.1, and the net assets of the Partnership were distributed in accordance with Section 4.1 immediately after making the allocation, in each case with such equitable adjustments as the General Partner determines to be necessary.

(b)      Modifications.  The foregoing allocations are intended to reflect each Partner’s economic interest in the items being allocated in conformance with applicable Treasury Regulations.  The General Partner shall have the right to modify the foregoing allocations as well as the provisions for maintaining Capital Accounts if the General Partner determines that such modification is appropriate to better reflect the sharing of the economic profits and losses of the Partnership by the Partners as set forth in this Agreement.

(c)      Adjustments.  The provisions of this Section 3.4 shall be subject to adjustment as provided in Section 6.1(b).

3.5       Tax Allocations

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[CARRY VEHICLE NAME]

(a)      For United States federal, state and local income tax purposes, Partnership income, gain, loss, deduction or credit (or any item thereof) for each Fiscal Year shall be allocated to and among the Partners in order to reflect the allocations of Capital Investment Profit, Operating Profit, Capital Investment Loss and Operating Loss pursuant to the provisions of Section 3.4 for such Fiscal Year, taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of Section 704(c) of the Code.

(b)      If any Partners are treated for United States federal income tax purposes as realizing ordinary income because of receiving interests in the Partnership (whether under Section 83 of the Code or under any similar provision of any law, rule or regulation) and the Partnership is entitled to any offsetting deduction (net of any income realized by the Partnership as a result of such receipt), the Partnership’s net deduction shall be allocated to and among the Partners in such manner as to offset, as nearly as possible, the ordinary income realized by such Partners.

(c)      By executing this Agreement, each Limited Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Code Notice 2005-43 (the “IRS Notice”) apply to any interest in the Partnership issued or transferred by the Partnership on or after the effective date of such Revenue Procedure.  For purposes of making such Safe Harbor election, the Designated Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the Designated Partner or the General Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice.  The Partnership and each Limited Partner hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Limited Partner shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Partnership in a manner consistent with the requirements of the IRS Notice.  A Limited Partner’s obligations to comply with the requirements of this Section 3.5(c) shall survive such Limited Partner’s ceasing to be a Limited Partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership, and, for purposes of this Section 3.5(c), the Partnership shall be treated as continuing in existence.  Each Limited Partner authorizes the General Partner to amend this Section 3.5(c) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Partnership transferred or issued by the Partnership as set forth in the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to such Limited Partner.

(d)      The provisions of this Section 3.5 shall be subject to adjustment as provided in Section 6.1(b).

3.6       Reserves; Adjustments for Certain Future Events

(a)      Appropriate reserves may be created, accrued and charged against the Carried Interest for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner or as of each other date as the General Partner in its sole discretion deems appropriate, such reserves to be in the amounts which the General Partner in its sole discretion deems necessary or appropriate.  The General Partner may increase or reduce any such reserve from time to time by such amounts as the General Partner in its sole discretion deems necessary or appropriate.  The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Partners in proportion to their relative interests in such reserve to reflect the intent for which the reserve was created.

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(b)      If any amount is required by paragraph (a) of this Section 3.6 to be credited to a Person who is no longer a Partner, such amount shall be paid to such Person in cash, with interest from the date on which the General Partner determines that such credit is required at the Reference Rate in effect on that date.  Any amount required to be charged pursuant to paragraph (a) of this Section 3.6 shall be debited against the current balance in the Capital Account of the affected Partners.  To the extent that the aggregate current Capital Account balances of such affected Partners are insufficient to cover the full amount of the required charge, the deficiency shall be debited against the Capital Accounts of the other Partners in proportion to their respective Capital Account balances at such time; provided, however, that each such other Partner shall be entitled to a preferential allocation, in proportion to and to the extent of such other Partner’s share of any such deficiency, together with a carrying charge at a rate equal to the Reference Rate, of any Operating Profit that would otherwise have been allocable after the date of such charge to the Capital Accounts of the affected Partners whose Capital Accounts were insufficient to cover the full amount of the required charge.  In no event shall a current or former Partner be obligated to satisfy any amount required to be charged pursuant to paragraph (a) of this Section 3.6 other than by means of a debit against such Partner’s Capital Account.

3.7       Finality and Binding Effect of the General Partner’s Determinations

All matters concerning the determination, valuation and allocation among the Partners with respect to any profit or loss of the Partnership and any associated items of income, gain, deduction, loss and credit, pursuant to any provision of this Article III, including any accounting procedures applicable thereto, shall be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations shall be final and binding on all the Partners.

ARTICLE IV

DISTRIBUTIONS

4.1       Distributions

(a)      Subject to applicable law and any limitations contained elsewhere in this Agreement, the General Partner shall from time to time, but not later than the end of the first quarter following the year in which the Partnership receives distributions from the Fund GP as a result of distributions by the Fund, distribute such amounts to the Partners as follows:

(i)      Amounts received by the Partnership in respect of the Fund GP’s capital contributions to the Fund shall be distributed to the Partners in accordance with their respective Capital Investment Shares.

(ii)      Subject to any Supplemental Agreement and Section 3.6, amounts received by the Partnership in respect of its Carried Interest (and amounts earned thereon), shall be distributed to the Partners in proportion to their respective Points in effect at the time of receipt of such amounts.

(iii)      [RESERVED.]

(iv)      Subject to Section 3.6, amounts received by the Partnership attributable to sources other than the Partnership’s interest in the Funjd shall be distributed to the Partners in proportion to their respective Points.

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(b)      The General Partner may cause the Partnership to make distributions to the Partners in cash or in kind; provided that the General Partner shall only cause the Partnership to make a distribution in kind either to all Partners ratably or to those Partners who have agreed to accept such a distribution in kind.  Distributions of any such amounts shall be made to the Partners in proportion to their respective Points or Capital Investment Shares (as applicable), determined immediately prior to giving effect to such distribution.

(c)      Tax distributions made to the Fund GP and thereafter to the Partnership pursuant to the Fund Agreement shall be distributed to the Partners based on each Partner’s allocable share of the income which gave rise to such tax distributions.  Any tax distributions made to the Partnership pursuant to the Fund Agreement and distributed to the Partners in respect of the Partnership’s capital contributions (indirectly through the Fund GP) to the Fund shall be treated as an advance against distributions to which the Partners would otherwise be entitled to under Section 4.1(a)(i).  Any tax distributions made to the Partnership pursuant to the Fund Agreement and distributed to the Partners in respect of the Partnership’s Carried Interest in the Fund shall be treated as an advance against distributions to which the Partners would otherwise be entitled under Section 4.1(a)(ii) or 4.1(a)(iii), as applicable.

(d)      The provisions of this Section 4.1 shall be subject to adjustment as provided in Section 6.1(b).

4.2       Withholding of Certain Amounts

(a)      If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of the Partnership, may cause the amount of such obligation to be debited against the Capital Account of such Partner when the Partnership pays such obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes.  If the amount of such taxes is greater than any such then distributable amounts, then such Partner and any successor to such Partner’s interest shall indemnify and hold harmless the Partnership and the General Partner against, and shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the General Partner, the amount of such excess.

(b)      The General Partner may withhold in its discretion from any distribution to any Partner pursuant to this Agreement any other amounts due from such Partner to the Partnership, the General Partner or their respective Affiliates pursuant to this Agreement or the governing documents of any other Relevant Entity to the extent not otherwise paid.  Any amounts so withheld shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld.

4.3       Limitation on Distributions

Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would not be permitted under the [•] Law or any other applicable law.

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ARTICLE V

MANAGEMENT

5.1       Rights and Powers of the General Partner

(a)      The management of the Partnership shall be vested exclusively in the General Partner.  Subject to the terms and conditions of this Agreement, the General Partner shall have complete and exclusive responsibility (i) for all management decisions to be made on behalf of the Partnership and (ii) for the conduct of the business and affairs of the Partnership.

(b)      Without limiting the generality of the foregoing, the General Partner shall have full power and authority to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 5.1, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other person having any business, financial or other relationship with any Partner or Partners.

(c)      The Designated Partner shall be the tax matters partner and the “partnership representative” for purposes of the Code and in any similar capacity under state, local or non-U.S. law.  Each Partner agrees not to treat, on its United States federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership.  The tax matters partner shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

5.2       Delegation of Duties

(a)      Subject to Section 5.1 and to paragraph (b) of this Section 5.2 and the [•] Law, the General Partner may delegate to any Person or Persons any of the duties, powers and authority vested in it hereunder on such terms and conditions as it may consider appropriate.

(b)      Any Person who is a Partner and to whom the General Partner delegates any of its duties pursuant to this Section 5.2 or any other provision of this Agreement shall be subject to the same standard of care, and shall be entitled to the same rights of indemnification, applicable to the General Partner under and pursuant to Section 5.7, unless such Person and the General Partner mutually agree to a different standard of care or right to indemnification to which such Person shall be subject.

5.3       Transactions with Affiliates

To the fullest extent permitted by applicable law, the General Partner (or any other Affiliate of the General Partner), when acting on behalf of the Partnership, is hereby authorized to (i) purchase property from, sell property to, lend money to or otherwise deal with any Affiliates, any Partner, the Partnership, the Management Company, the Fund GP, the Fund or any Affiliate of any of the foregoing persons and (ii) obtain services from any Affiliates, any Partner, the Partnership, the Management Company, the Fund GP, the Fund or any Affiliate of any of the foregoing persons.

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5.4       Expenses

The Partnership will pay, or will reimburse the General Partner for, all costs and expenses arising in connection with the organization and operations of the Partnership.  Such expenses shall be borne by the Partners ratably in accordance with their respective Points.

5.5       Rights of Partners

(a)      Limited Partners shall have no right to take part in the management or control of the Partnership’s business, nor shall they have any right or authority to act for the Partnership or to vote on matters other than as set forth in this Agreement or as required by applicable law.

(b)      Without limiting the generality of the foregoing, the General Partner shall have the full and exclusive authority, without the consent of any Limited Partner, to compromise the obligation of any Limited Partner to make a capital contribution or to return money or other property paid or distributed to such Limited Partner in violation of the [•] Law.

(c)      Nothing in this Agreement shall entitle any Limited Partner to any compensation for services rendered to or on behalf of the Partnership in any capacity, except for any amounts payable in accordance with this Agreement.

5.6       Other Activities of Limited Partners

(a)      No Limited Partner other than a Retired Partner (subject to the terms of such Retired Partner’s Supplemental Agreement or any other agreement with the General Partner or its Affiliates including, without limitation, such Retired Partner’s employment agreement and/or separation agreement) shall engage in any occupation, profession, employment or other business, as an officer, director, member, partner, employee, agent, consultant or otherwise, without the prior consent of the General Partner, unless such activity is carried out on behalf of the Partnership or an Affiliate.

(b)      The foregoing provisions shall not prohibit a Limited Partner from (i) purchasing or selling as a passive investor any interest in any asset, provided that any such transaction has been disclosed to the General Partner pursuant to any written policies adopted by the General Partner or any Affiliate thereof applicable thereto or (ii) serving as a director or officer of a portfolio company of an investment fund managed by the General Partner or any Affiliate thereof or as a director, trustee or officer of a non-profit organization, in each case subject to compliance with any written policies of the General Partner or an Affiliate thereof applicable to such activities.

(c)      Nothing in this Agreement shall prohibit the General Partner from engaging in any activity other than acting as General Partner hereunder.

5.7       Duty of Care; Indemnification

(a)      The General Partner (including, without limitation, for this purpose each director, officer, employee, member, partner and stockholder of the General Partner and its affiliates) and to the extent applicable to a Limited Partner, whether or not a Retired Partner (each, a “Covered Person” and collectively, the “Covered Persons”), shall not be liable to the Partnership or to any of its Limited Partners for any loss or damage occasioned by any acts or omissions in the performance of its services hereunder, unless it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss is due to an act or omission of a Covered Person in bad faith or with criminal intent, or as otherwise required by law.

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(b)      A Covered Person shall be indemnified to the fullest extent permitted by law and solely from assets of the Partnership or by the Partnership against any losses, claims, damages, liabilities, and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon it by reason or in connection with any action taken or omitted by such Person arising out of the General Partner’s status as such or its activities on behalf of the Partnership, including in connection with any action, suit, investigation or proceeding before any judicial, administrative or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been the General Partner or by reason of serving or having served, at the request of the Fund GP in its capacity as general partner of the Fund or at the request of the Management Company, as a director, officer or partner of any enterprise; provided, however, that a Covered Person shall not be so indemnified with respect to any matter as to which there has been a Final Adjudication that such Covered Person’s acts or failure to act were in bad faith or with criminal intent.  The right to indemnification granted by this Section 5.7 shall be in addition to any rights to which a Covered Person may otherwise be entitled and shall inure to the benefit of the successors or assigns of such Covered Person.  The Partnership shall pay the expenses incurred by a Covered Person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such, action, suit or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a Final Adjudication that it is not entitled to indemnification as provided herein.  In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder it shall be a defense that, and (ii) in any suit in the name of the Partnership to recover expenses advanced pursuant to the terms of an undertaking, the Partnership shall be entitled to recover such expenses upon Final Adjudication that the Covered Person has not met the applicable standard of conduct set forth in this Section 5.7. In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to an advancement of expenses, hereunder shall be on the Partnership (or any Limited Partner acting derivatively or otherwise on behalf of the Partnership or the Limited Partners).  The General Partner may not satisfy any right of indemnity or reimbursement granted in this Section 5.7 or to which it may be otherwise entitled except out of the assets of the Partnership, and no Limited Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.  The General Partner on behalf of the Partnership may enter into appropriate deed poll, indemnification agreements and/or arrangements reflective of the provisions of this Article V and obtain appropriate insurance at the expense of the Partnership to secure the Partnership’s obligations hereunder.

(c)      To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, a Covered Person shall not be liable to the Partnership or to any Limited Partner for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Limited Partners to replace such other duties and liabilities of each such Covered Person.  Notwithstanding anything else herein, nothing contained in this paragraph or elsewhere in this Agreement shall be construed as relieving any person for any liability (including liability under applicable U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability may not be waived under, or such indemnification would be in violation of, applicable law.

(d)      The General Partner may make, execute, record and file on its own behalf and on behalf of the Partnership all instruments and other documents that the General Partner deems necessary or appropriate in order to extend the benefit of the indemnification provisions of this Agreement to the Covered Persons; provided, that, such other instruments and documents authorized hereunder shall be on the same terms as provided for in this Agreement except as otherwise may be required by applicable law.

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ARTICLE VI

ADMISSIONS, TRANSFERS AND WITHDRAWALS

6.1       Admission of Additional Partners; Increased Points

(a)      The General Partner may at any time admit as an additional Limited Partner any Person who has agreed to be bound by this Agreement, assign Points and Capital Investment Shares to such Limited Partner and/or increase the Points of any existing Limited Partner.  Each additional Limited Partner shall execute (directly or by power of attorney) a counterpart to this Agreement, a Supplemental Agreement, a Guarantee or a separate instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to be bound by this Agreement as, and become, a Limited Partner.  In connection with such admission or increase in Points of any Limited Partner, the Points of the other Limited Partners (other than any Limited Partner having [•] or fewer Points) shall be reduced in accordance with Schedule A annexed hereto.

(b)      In connection with the admission of an additional Limited Partner or an increase in Points of any Limited Partner (other than pursuant to Section 7.3), the General Partner may make adjustments to the provisions of this Agreement including, without limitation, the adjustments set forth in this Section 6.1, in order to ensure that the Points allocated to such Limited Partner on the date of such admission or increase, as applicable, shall be a “profits interest” for U.S. federal income tax purposes.  Such determinations shall be set forth in such Limited Partner’s Supplemental Agreement (or separate instrument) executed in connection with such admission or increase, as applicable.  In furtherance of such intent, notwithstanding any provision in this Agreement to the contrary:

(i)      no items of income, gain, loss, deduction or credit shall be allocated to such Limited Partner in respect of such Limited Partner’s Points (or in the case of an increase in Points of an existing Limited Partner, such Limited Partner’s additional Points) to the extent such items relate to any unrealized income, gain, loss, deduction or credit of the Partnership as of the date of such admission or increase, as applicable;

(ii)      subject to (i) above and to the extent set forth in such Limited Partner’s Supplemental Agreement (or separate instrument), items of income, gain, loss, deduction and credit shall be allocated among the Limited Partners in the amounts and proportions necessary to ensure, as promptly as possible and to the maximum extent feasible, that such Limited Partner is allocated a cumulative amount of income and gain, net of loss, deduction and credit, in respect of such Limited Partner’s Points (or in the case of an increase in Points of an existing Limited Partner, such Limited Partner’s additional Points) equal to the cumulative amount of income and gain, net of loss, deduction and credit, that would have been allocated to such Limited Partner but for the provisions of clause (i); provided, that, such Limited Partner’s rights to any allocations are subject to such other restrictions or limitations as may be set forth in this Agreement (including, without limitation, Section 7.3);

(iii)      distributions by the Partnership to such Limited Partner in respect of such Limited Partner’s Points (or in the case of an increase in Points of an existing Limited Partner, such Limited Partner’s additional Points) shall be limited to the minimum extent necessary to be consistent with the treatment of such Points as a profits interest, provided, that to the extent set forth in such Limited Partner’s Supplemental Agreement (or separate instrument), if any distributions in respect of Points are foregone by such Limited Partner as a result of such limitation, subsequent “catch-up” distributions out of appreciation of assets after the date of such admission or increase, as applicable, shall be made in respect of such Points as necessary so that, on a cumulative basis, the distributions by the Partnership in respect of such Limited Partner’s Points (or in the case of an increase in Points of an existing Limited Partner,

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such Limited Partner’s additional Points) are the same as the amounts that would have been distributed had such Points not been treated as a profits interest, provided further, that, such Limited Partner’s rights to any distributions are subject to such other restrictions or limitations as may be set forth in this Agreement (including, without limitation, Section 7.3); and

(iv)      the General Partner shall consult with the Partnership’s legal and tax advisors to determine the manner in which allocations and distributions should be made by the Partnership in respect of such Limited Partner’s Points, and absent manifest error, the General Partner’s determination shall be final and binding on all parties.  The General Partner is authorized to interpret and apply the provisions of this Section 6.1 and the other provisions of this Agreement in such manner as it, in its sole discretion, determines is most likely to implement the intent of the Limited Partners as set forth in this Section 6.1.

6.2       Transfer of Interests of Limited Partners

(a)       Subject to compliance with the other provisions of this Section 6.2, a Limited Partner may Transfer to another person eligible to become a Limited Partner as determined by the General Partner, to any other Limited Partner or to any Related Party of such Limited Partner all or any portion of such Limited Partner’s rights to share in and receive allocations and distributions associated with such Limited Partner’s Capital Investment Shares and Points.  No other Transfer of any Limited Partner’s interest in the Partnership, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Limited Partner, unless the prior written consent of the General Partner has been obtained, which consent may be withheld at the absolute discretion of the General Partner.  In the event of any Transfer, all of the conditions of the remainder of this Section 6.2 must also be satisfied.  Notwithstanding any other provision in this Agreement to the contrary, the General Partner shall be permitted, without any action or consent of any other Person being required, to Transfer all or any portion of its interest as the general partner of the Partnership to any Affiliate and, subject to Section 9.1, to amend this Agreement in any manner to effectuate such Transfer.

(b)       No Transfer of any Limited Partner’s interest in the Partnership, whether voluntary or involuntary, shall be valid or effective unless the General Partner determines that such transfer will not:

(i)      require registration of the Partnership or any interest therein under any securities, investment company, investment advisory or commodities laws of any jurisdiction;

(ii)      result in a termination of the Partnership under Section 708(b)(1)(B) of the Code or jeopardize the status of the Partnership as a partnership for United States federal income tax purposes; or

(iii)      violate, or cause the Partnership, the General Partner, the Fund GP or any Limited Partner to violate, any applicable law or regulation of any jurisdiction or any provisions of this Agreement or the Fund Agreement.

The transferring Limited Partner, or its legal representative, shall give the General Partner written notice before making any voluntary Transfer and within 30 days after any involuntary Transfer and shall provide sufficient information to allow the Partnership (or legal counsel acting for the Partnership) to make the determination that the proposed Transfer will not result in any of the consequences referred to above.  The notice and transfer must be supported by proof of legal authority and a valid instrument of assignment acceptable to the General Partner.

(c)       In the event any Transfer permitted by this Section 6.2 shall result in multiple ownership of any Limited Partner’s interest in the Partnership, the General Partner may require one or more trustees

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or nominees to be designated to represent a portion of the interest transferred or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferees have pursuant to the provisions of this Agreement.

(d)      A permitted transferee shall be entitled to the allocations and distributions attributable to the interest in the Partnership Transferred to such transferee and to Transfer such interest in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of a Limited Partner as a result of such Transfer until it becomes a substituted Limited Partner.  No transferee may become a substituted Limited Partner except with the consent of the General Partner (which consent may be withheld in its sole and absolute discretion).  Such transferee shall be admitted to the Partnership as a substituted Limited Partner upon execution of a Supplemental Agreement or such other instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a substituted Limited Partner and to be bound by all the terms of this Agreement.  Notwithstanding the above, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until a written instrument of Transfer has been received and accepted by the Partnership and recorded on its books and the effective date of the Transfer has passed.

(e)      Any other provision of this Agreement to the contrary notwithstanding, any successor or transferee of any Limited Partner’s interest in the Partnership shall be bound by the provisions hereof.  Prior to recognizing any Transfer in accordance with this Section 6.2, the General Partner may require the transferor and transferee to make certain representations and warranties to the Partnership and Limited Partners and to accept, adopt and approve in writing all of the terms and provisions of this Agreement.

(f)      In the event of a Transfer or in the event of a distribution of assets of the Partnership to any Limited Partner, the Partnership, in the sole and absolute discretion of the General Partner or the Designated Partner, may, but shall not be required to, file an election under Section 754 of the Code and in accordance with the applicable Treasury Regulations, to cause the basis of the Partnership’s assets to be adjusted as provided by Section 734 or 743 of the Code.

6.3       Withdrawal of Partners

A Limited Partner in the Partnership may not withdraw from the Partnership prior to its dissolution without the prior written consent of the General Partner, which consent may be withheld at the absolute discretion of the General Partner.  For the avoidance of doubt, any Limited Partner who Transfers to a Related Party such Limited Partner’s entire remaining entitlement to allocations and distributions shall remain a Limited Partner, notwithstanding the admission of the transferee Related Party as a Limited Partner, for as long as the transferee Related Party remains a Limited Partner.

6.4       Pledges

(a)      A Limited Partner shall not pledge or grant a security interest in such Limited Partner’s interest in the Partnership unless the prior written consent of the General Partner has been obtained, which consent may be withheld at the absolute discretion of the General Partner.

(b)      For purposes of the grant, pledge, attachment or perfection of a security interest in an interest in the Partnership, interests in the Partnership shall be deemed to be “securities” within the meaning of Section 8-102(a)(15) and as provided by Section 8-103(c) of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions in the Uniform Commercial Code in effect in any other jurisdiction.

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ARTICLE VII

ALLOCATION OF POINTS; ADJUSTMENTS OF POINTS
AND RETIREMENT OF Partners

7.1       Allocation of Points

(a)      Except as otherwise provided herein, the General Partner shall be responsible for, and have the sole discretion in, the allocation of Points from time to time to the Limited Partners.  At each such time of allocation, all Points available for allocation shall be so allocated to the Limited Partners by the General Partner.  Points allocated to Limited Partners may not be reduced except as set forth in Section 6.1 and Section 7.3.

(b)      The General Partner shall maintain on the books and records of the Partnership a record of the number of Points allocated to each Limited Partner.  The Supplemental Agreement applicable to each Limited Partner shall give written notice to each Limited Partner of the number of such Limited Partner’s Points upon admission to the Partnership.  The General Partner shall promptly notify a Limited Partner upon any change in such Limited Partner’s Points pursuant to this Article VII or otherwise.

7.2       Retirement of Partners

(a)        A Limited Partner shall become a Retired Partner:

(i)      immediately upon delivery to such Limited Partner of a written notice by the General Partner declaring such Limited Partner to be a Retired Partner, which notice the General Partner may give in the General Partner’s sole and absolute discretion with or without Cause, or such later date as may be specified in such notice;

(ii)      immediately upon the entry of any judgment, decision or plea constituting Cause;

(iii)      immediately upon the date of the occurrence of an event constituting Cause,

(iv)      on the date formal notice is delivered by such Limited Partner to the General Partner stating that such Limited Partner elects to become a Retired Partner (unless the General Partner consents to a later date);

(v)      upon the death of the Limited Partner or the Limited Partner’s Principal (if the Limited Partner is not a natural person), whereupon the Limited Partner (if the Limited Partner is not a natural person) shall be treated as a Retired Partner or the estate of the deceased Limited Partner (if the Limited Partner was an individual) shall be treated as a Retired Partner in the place of the deceased Limited Partner, or upon the Permanent Disability of the Limited Partner or the Limited Partner’s Principal (if the Limited Partner is not a natural person) as determined by the General Partner; or

(b)        The written notice from the General Partner declaring any Limited Partner to be a Retired Partner shall specify whether such declaration is for Cause or without Cause (including due to Permanent Disability).

(c)        No mandatory Retirement of a Limited Partner for Cause shall become effective until such Limited Partner has been afforded an opportunity, if such Limited Partner so desires, to make a statement in person before the General Partner regarding any considerations that, in the opinion of such Limited Partner, would warrant a reconsideration of the proposed mandatory Retirement.  Such statement

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shall be given within a reasonable period not exceeding ten (10) days following notice of the proposed mandatory Retirement.

(d)        Nothing in this Agreement shall obligate the General Partner to treat Retired Partners alike, and the exercise of any power or discretion by the General Partner in the case of any one such Retired Partner shall not create any obligation on the part of the General Partner to take any similar action in the case of any other such Retired Partner, it being understood that any power or discretion conferred upon the General Partner shall be treated as having been so conferred as to each such Retired Partner separately.

(e)        Upon Retirement of a Limited Partner, all Related Parties of such Limited Partner shall also be deemed to become Retired Partners simultaneous with such Retiring Partner, and their interest in the Partnership shall be treated in the same manner as such Retired Partner.

7.3       Effect of Retirement

(a)      Except as set forth in the Supplemental Agreement (or Section 7.3(c)), the Points of any Limited Partner who becomes a Retired Partner shall be reduced automatically to an amount equal to such Limited Partner’s Vested Points as of the date such Limited Partner became a Retired Partner.  Any such reduction shall be effective as of the date such Limited Partner became a Retired Partner or such subsequent date or dates as may be determined in the sole and absolute discretion of the General Partner.  Notwithstanding the foregoing, the General Partner may, without the necessity of obtaining the consent of any Limited Partner, accelerate the vesting schedule set forth in the Supplemental Agreement of any Retired Partner who has or is deemed to have retired from the Partnership, but shall be under no obligation to do so, and may in its sole discretion do so for one or more Retired Partners and not for other Retired Partners.

(b)      The Points of [•]+ Point Partners (other than any Retired Partners that are [•]+ Point Partners) shall be increased in an aggregate amount equal to any decrease in the Points of any Retired Partner in accordance with Schedule A annexed hereto and subject to Section 7.1(b) of the Fund GP Agreement.

(c)      The Points of any Limited Partner shall not be reduced without the consent of such Limited Partner, except as contemplated by Sections 6.1 or 7.3 or such Limited Partner’s Supplemental Agreement.

(d)      No Retired Partner shall take any part in the management or control of the Partnership or have any power or authority to bind the Partnership.  All Retired Partners shall be bound by the terms of this Agreement and all amendments thereto and by all actions taken by the General Partner and the other Limited Partners.  No Retired Partner shall participate in any vote, consent or other action of the other Limited Partners for any purpose hereunder (other than a vote to continue the business of the Partnership solely to the extent required under the [•] Law).

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ARTICLE VIII

WINDING UP AND DISSOLUTION

8.1       Winding Up Upon Withdrawal of General Partner

(a)      The term of the Partnership commenced on the date of the Partnership’s registration as an exempted limited partnership under the [•] Law and shall continue upon the conclusion of the term as set forth in Section 2.5(a).

(b)      If any of the events of withdrawal listed in [•] of the [•] Law occur in relation to the General Partner, the General Partner shall notify all the Limited Partners of such event within 30 days after the occurrence of such event.  Unless the Partnership has at least one remaining general partner qualified under the [•] Law to act as sole general partner of the Partnership, the Partnership shall commence winding up 90 days after the date on which all Limited Partners have been so notified, unless, during such 90 day period, the Limited Partners unanimously elect one or more successor general partners of the Partnership.

(c)      The General Partner may commence winding up the Partnership at any time on not less than 90 days’ prior written notice to the Limited Partners.

8.2       Dissolution and Liquidation of the Partnership

(a)      Upon commencement of the winding up of the Partnership, the General Partner shall liquidate the business and administrative affairs of the Partnership, except that, if the General Partner is unable to perform this function, a liquidator may be elected by the Designated Partner and upon such election such liquidator shall liquidate the Partnership.  The foregoing is subject to any alternative appointment by the court upon the application of a Limited Partner or creditor pursuant to the [•] Law.  Subject to the [•] Law, the liquidator shall use commercially reasonable efforts to dispose of or distribute all Partnership assets to the Partners within one year of commencement of the winding up of the Partnership.  Capital Investment Profit, Capital Investment Loss, Operating Profit or Operating Loss during the Fiscal Years which include the period of liquidation shall be allocated pursuant to Section 3.4.  The proceeds from liquidation shall be distributed in the following manner:

(i)      to creditors of the Partnership (including, if applicable, the General Partner and its Affiliates), to the extent otherwise permitting by law, in satisfaction of liabilities of the Partnership as required by the [•] Law and applicable law, including the expenses of the winding up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof);

(ii)      such debts as are owing to the Partners shall next be paid or provided for;

(iii)      the Partners shall next be paid amounts in accordance with Section 4.1.

(b)       Anything in this Section 8.2 to the contrary notwithstanding, the General Partner or liquidator may distribute ratably in kind rather than in cash, upon winding up, any assets of the Partnership in accordance with the priorities set forth above in Section 8.2(a), provided, however, that if any in kind distribution is to be made (i) the assets distributed in kind shall be valued as of the date of their distribution and charged as so valued and distributed against an amount to be paid under paragraph (a) of this Section 8.2 and (ii) any gain or loss (as computed for book purposes) attributable to property distributed in kind shall be included in the Capital Investment Profit, Capital Investment Loss, Operating

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Profit or Operating Loss (as determined to be appropriate by the General Partner) for the Fiscal Year which includes the date of such distribution.

8.3       Filings

The General Partner or other liquidator appointed pursuant to Section 8.2(a) shall make all filings required by the [•] Law upon commencement of and during the winding up.  Upon the completion of the Partnership’s winding up and the final distribution of its surplus assets in accordance with this Agreement, the General Partner or other liquidator shall make the filings required by the [•] Law and any other applicable law in order to give effect, or otherwise notify regarding, the final dissolution of the Partnership upon which filings the Partnership shall then dissolve.

ARTICLE IX

GENERAL PROVISIONS

9.1       Amendment of Agreement

(a)      The General Partner may amend this Agreement at any time, in whole or in part, without the consent of any Limited Partner by giving written notice of such amendment to any Limited Partner whose rights or obligations as a Limited Partner pursuant to this Agreement are changed thereby; provided, however, that any amendment that would materially adversely change the terms of this Agreement relating to vesting rights or Points of a Limited Partner may only be made if the written consent of such Limited Partner is obtained prior to the effectiveness thereof.  For the avoidance of doubt, an adjustment of Points of a Limited Partner in accordance with Section 6.1 or 7.3 shall not be considered an amendment requiring the consent of such Limited Partner.

(b)      The General Partner, on its own behalf or on behalf of the Partnership, may enter into a Supplemental Agreement with any other Limited Partner containing terms modifying or otherwise affecting the rights, or obligations of such other Limited Partner hereunder.  Any such Supplemental Agreement shall be binding upon the Partnership and the signatories thereto as if the terms were contained in this Agreement, but no such Supplemental Agreement between the Partnership and a Limited Partner shall adversely amend the contractual rights interests of any other Limited Partner without such other Limited Partner’s prior consent.

(c)      Notwithstanding any other provision of this Section 9.1, no consent of the Limited Partners shall be required to merge or consolidate the Partnership with or into one or more limited partnerships registered under the [•] Law or other business entities.  An agreement of merger or consolidation approved by the General Partner may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited partnership agreement for the Partnership if it is the surviving or resulting exempted limited partnership in the merger or consolidation, or (iii) provide that the limited partnership agreement of any other constituent exempted limited partnership to the merger or consolidation (including an exempted limited partnership formed for the purpose of consummating the merger or consolidation) shall be the limited partnership agreement of the surviving or resulting limited partnership.

(d)      Notwithstanding any other provision of this 9.1, no consent of the Limited Partners shall be required to effect any action necessary under this Agreement in connection with the General Partner, the Fund GP or its Affiliates establishing one or more special purpose entities (“SPV”) to act as the general partner, carried interest vehicle or manager of an alternative investment vehicle of the Fund or in connection with any other restructuring of the Fund, the Fund GP, the Partnership or the General Partner, including the transfer of all or a portion of a Limited Partner’s interest in the Partnership to an SPV.  The

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terms and conditions applicable to an SPV shall be substantially the same as the terms and conditions applicable to the Partnership provided, however, that (a) such terms and conditions may vary to address the tax, legal or regulatory concerns that led to the formation of such SPV, (b) provisions in the governing documents of the SPV and the corresponding provisions of this Agreement (including provisions relating to allocations and distributions of profits and losses and the Limited Partner’s obligation to return certain amounts to the Partnership if required by the Fund) shall be coordinated and, if necessary, adjusted to carry out the purpose and intent of this Agreement, and (c) the entity shall afford participating Limited Partners limited liability comparable to that provided under this Agreement.

9.2       Power-of-Attorney

(a)      Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner with full power of substitution, the true and lawful representative and attorney-in-fact, and in the name, place and stead of such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)      any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 9.1);

(ii)      any instruments, documents and certificates required to effect the provisions of Section 9.1(d), including, but not limited to the formation of any SPV or to effect the transfer of a Limited Partner’s interest to an SPV;

(iii)      all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the [•] Law or the laws of any other jurisdiction, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership as an exempted limited partnership; and

(iv)      any deeds, agreements, instruments or other documents whatsoever in connection with the admission or withdrawal of any Partner in accordance with this Agreement or the transfer of any interest in the Partnership in accordance with this Agreement.

(b)      Each Limited Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without its consent.  If an amendment of the organizational documents of the Partnership, of this Agreement or any action by or with respect to the Partnership is taken by the General Partner in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection which such Limited Partner may assert with respect to such action, the General Partner is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Limited Partner is fully aware that each other Limited Partner will rely on the effectiveness of this power-of-attorney with a view to the orderly administration of the affairs of the Partnership.  This power-of-attorney is a power of attorney given to secure a proprietary interest of the General Partner and/or secure the performance of obligations owed to the General Partner and is coupled with an interest in favor of the General Partner and as such:

(i)      shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or the General Partner shall have had notice thereof; and

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(ii)      shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of its interest in the Partnership, except that, where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

9.3       Agreement Binding Upon Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but the rights and obligations of the Limited Partner hereunder shall not be assignable, transferable or delegable except as expressly provided herein, and any attempted assignment, Transfer or delegation thereof which is not made in accordance with such express provisions shall be void.  Each Limited Partner hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various jurisdictions in which the Partnership conducts its activities, to conform with the laws of such jurisdictions governing exempted limited partnerships.

9.4       Entire Agreement

This Agreement and the Supplemental Agreements of each Limited Partner constitute the entire agreement among the Partners and between the Limited Partners and the General Partner with respect to the subject matter hereof and thereof and supersede any prior agreement or understanding among or between them with respect to such subject matter.  The Limited Partners acknowledge and agree that certain provisions of this Agreement expressly or implicitly waive, reduce, redefine, eliminate or otherwise modify fiduciary duties of the General Partner arising under applicable law and to the fullest extent permitted by law.  It is the express intention of the Limited Partners that each such waiver, reduction, redefinition, elimination or other modification be fully enforceable and binding upon the Limited Partners.

9.5       Governing Law; Severability; Partition

This Agreement, and the rights of the Partners hereunder, shall be governed by and construed in accordance with the laws of [•].  Subject to Section 9.8, the parties hereby consent to exclusive jurisdiction and venue for any action arising out of this Agreement in the state and federal courts located in Los Angeles, California.  Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to [•] law or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.  In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. Notwithstanding the foregoing, nothing in this Section 9.5 excludes the jurisdiction of the [•] courts with respect to any matter reserved to it pursuant to the [•] Law or [•] law generally.

9.6       Termination of Right of Action

Every right of action arising out of or in connection with this Agreement by or on behalf of any past, present or future Limited Partner of the Partnership against any past, present or future Limited Partner shall, to the fullest extent permitted by applicable law, irrespective of the place where the action may be brought and irrespective of the residence of any such Limited Partner, cease and be barred by the

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expiration of three years from the date of the act or omission in respect of which such right of action arises.

9.7       Confidentiality

(a)      Each Limited Partner acknowledges and agrees that the information contained in the books and records of the Partnership concerning the Points assigned with respect to any other Limited Partner (including any Retired Partner) is confidential, and, to the fullest extent permitted by applicable law, each Limited Partner waives, and covenants not to assert, any claim or entitlement whatsoever to gain access to any such information.  The Limited Partners agree that the restrictions set forth in this Section 9.7(a) shall constitute reasonable standards under the [•] Law regarding access to information.

(b)      Each Limited Partner acknowledges and agrees that this Agreement, the contents of this Agreement, and information concerning the business and financial affairs of the Partnership, the other Relevant Entities, Portfolio Investments (and prospective Portfolio Investments) of the Fund and their respective Affiliates that is or becomes available to the undersigned by reason of such Limited Partner’s status as a Limited Partner or as an employee of a Relevant Entity, are confidential, and each Limited Partner agrees maintain such information as confidential and not to disclose any such information to any Person (other than on a confidential basis to such Limited Partner’s legal and tax advisors who have a need to know such information) or use such information for any purposes other than reasonably related to its interest as a Limited Partner (at reasonable times and upon reasonable notice) without the prior written consent of the General Partner, except to the extent that such disclosure is required by law.

9.8       Disputed Matters

Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement or any Supplemental Agreement, the interpretation of any of the provisions thereof, or the action or inaction of any party hereunder shall be submitted to arbitration in Los Angeles, California under the commercial arbitration rules then obtaining of the American Arbitration Association.  Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof.  No action at law or in equity based upon any claim arising out of or related to this Agreement or any Supplemental Agreement shall be instituted in any court by any party except (a) an action to compel arbitration pursuant to this Section 9.8; or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 9.8.  Pending the submission to arbitration and thereafter until the arbitrator publishes its award, each party shall, except in the event of termination, continue to perform all its obligations under this Agreement without prejudice to a final adjustment in accordance with the award.

9.9       Attorney Fees

If any dispute between the Partnership and the Limited Partners hereto should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including but not limited to, reasonable attorneys’ fees and expenses.

9.10      Not for Benefit of Creditors

The provisions of this Agreement are intended only for the regulation of relations among Partners and between Partners and former or prospective Partners and the Partnership.  This Agreement is not

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intended for the benefit of non-Partner creditors and no rights are granted to non-Partner creditors under this Agreement.

9.11      Consents

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Partnership.

9.12      Reports and Records

As soon as practicable after the end of each taxable year, the General Partner shall furnish to each Limited Partner such information as may be required to enable each Limited Partner to properly report for United States federal and state income tax purposes such Limited Partner’s distributive share of each Partnership item of income, gain, loss, deduction or credit for such year.  As soon as practicable after the end of each taxable year, the General Partner may furnish to each Limited Partner (other than Retired Partners) a statement of the total amount of Net Income, Net Loss or Carried Interest for such years.  For United States federal, state and local income tax purposes, each Limited Partner shall report the tax items attributable to its participation in the Partnership in its income tax returns in a manner consistent with the tax treatment of such items as reported to it by the Partnership.

9.13      Spousal Consent and Marital Dissolution

(a)       Within 30 days after (i) execution of this Agreement if a Limited Partner is subject to community property laws of any state or (ii) a Limited Partner becoming subject to community property laws of any state, such Limited Partner (if married) shall cause such Limited Partner’s spouse to execute and deliver to the Partnership a Spousal Consent and Agreement in the form of Schedule B hereto.  If such Limited Partner marries or remarries subsequent to the date of such Limited Partner’s execution of this Agreement, such Limited Partner shall within 30 days thereafter similarly cause such Limited Partner’s new spouse to execute and deliver to the Partnership such Spousal Consent and Agreement.

(b)       If a Limited Partner’s marriage terminates by dissolution, divorce or any other proceeding and the divorced Limited Partner does not acquire or otherwise obtain or succeed to all of such Limited Partner’s spouse’s interest, if any, in the divorced Limited Partner’s interest in the Partnership, the divorced Limited Partner shall promptly so notify the Partnership.

(i)      If a divorced Limited Partner does not acquire or otherwise obtain or succeed to all of such Limited Partner’s spouse’s interest in the divorced Limited Partner’s interest in the Partnership, the divorced Limited Partner shall have the option to purchase any or all of the interest in the Partnership which has been Transferred to or has otherwise vested in such Limited Partner’s spouse (the “Spouse’s Interest”) pursuant to a decree of dissolution, divorce or any other proceeding incident to the termination of the marital status (the “Divorce Decree”) or by agreement of the divorced Limited Partner and such Limited Partner’s spouse.  Upon exercise of such option, the spouse shall sell the Spouse’s Interest to the divorced Limited Partner.  The purchase price for such Spouse’s Interest shall be (a) its book value if such Limited Partner has less than [•] Points or (b) its appraised value as determined by a reputable accounting firm, investment bank or other qualified appraiser selected by the divorced Limited Partner and the spouse (or if they cannot agree on an appraiser within 5 business days, such appraiser as is selected by the Partnership) if such Limited Partner has [•] or more Points as of the last day of the Partnership’s fiscal quarter immediately preceding the transfer of the Spouse’s Interest to the spouse of a divorced Limited Partner, payable in cash or on such other terms as may be agreed upon by the divorced Limited Partner and the spouse.  Such option shall be exercised and the purchase consummated within 30 days after the date of the entry of the Divorce Decree.

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(ii)      Should a divorced Limited Partner fail to exercise the option provided for in 9.13(b)(i) with respect to the entire Spouse’s Interest or if the purchase of the entire Spouse’s Interest is not consummated within 30 days after the date of the entry of the Divorce Decree for whatever reason: (1) the divorced Limited Partner shall promptly so notify the Partnership; and (2) the Partnership shall have the option to purchase any or all of the Spouse’s Interest which such divorced Limited Partner has failed to purchase.  Upon exercise of such option, the spouse shall sell the appropriate portion of the Spouse’s Interest to the Partnership.  The purchase price for such portion shall be same as determined under Section 9.13(b)(i) as of the last day of the Partnership’s fiscal quarter immediately preceding the transfer of the Spouse’s Interest to the spouse of a divorced Limited Partner, payable in cash or on such other terms as may be agreed upon by the Partnership and the spouse.  The Partnership’s option under this 9.13(b)(ii) shall be exercised and the purchase consummated within 30 days after the Partnership is notified pursuant to clause (1) of the first sentence of this 9.13(b)(ii) or within 30 days after such later date as is selected by the Partnership in its sole and absolute discretion.  The Partnership may assign to one or more Persons all or any portion of its rights under this 9.13(b)(ii).

(iii)      In no event shall the possession of any Spouse’s Interest constitute the holder thereof as a Limited Partner unless and until such holder is admitted as an additional or a substitute Limited Partner pursuant to the terms of this Agreement.  In the event that a spouse acquires a direct interest in the Partnership (but has not been so admitted), notwithstanding anything in this Agreement to the contrary, such spouse shall have no right to participate with the Limited Partners in any votes taken or consents granted or withheld by the Limited Partners hereunder, and the divorced Limited Partner shall remain liable to the Partnership for all contributions and other amounts payable with respect to the Spouse’s Interest and for all other obligations as a Limited Partner hereunder to the same extent as if the divorced Limited Partner holds the Spouse’s Interest.

(iv)      Upon the purchase of all or a portion of the Spouse’s Interest in the Partnership pursuant to this 9.13, the interest and obligations in the Partnership with respect to such purchased interest (including Points) shall be allocated to the other Limited Partners in accordance with the respective Points of each such Limited Partner.

(c)      This 9.13 shall only apply to Limited Partners that are subject to community property laws of any state.

9.14      Contract Construction; Headings; Counterparts

Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders (and vice versa), and reference to singular or plural shall be interchangeable with the other. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed and reformed in all respects as if any such invalid or unenforceable provision(s) were omitted or, at the direction of a court, modified in order to give effect to the intent and purposes of this Agreement. The words “include” and “including” means include without limitation or including without limitation. The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof. References in this Agreement to particular sections of the Code or the [•] Law or any other statute shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement. Captions in this Agreement are for convenience only and do not define or limit any term of this Agreement. It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate

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opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. This Agreement or any amendment hereto may be signed in any number of counterparts, including by electronic transmission, each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

9.15      Notices

Except where otherwise specifically provided in this Agreement, all notices, requests, consents, demands, approvals, statements and other communications hereunder shall be in writing and shall be delivered (a) in person, by registered or certified mail or by overnight mail or overnight courier service or (b) by facsimile, e-mail or other electronic means, with such confirmation as the General Partner deems appropriate under the circumstances, which may include confirmation by telephone, e-mail or other electronic means to an officer or other representative of the recipient.  Any notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given (A) 3 days after such notice is mailed by certified or registered mail, return receipt requested, (B) 1 Business Day after such notice is sent by overnight mail or overnight courier service, or (C) at the time delivered when delivered in person.  Any notice by facsimile, e-mail or other electronic means shall be deemed to have been effectively given (1) when sent and confirmed by telephone, email or other electronic means in accordance with the foregoing clause (b) or (2) on the next Business Day if sent after 2:00 pm Los Angeles time on a Business Day or on any day that is not a Business Day.  The Limited Partners  agree that the General Partner and the Partnership may provide in any electronic medium (including via electronic mail or website access) any disclosure or document to be delivered under this Agreement or that is required to be delivered by applicable securities, tax or other applicable laws by the Partnership, the General Partner, or the Limited Partners.

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* * * * * * *

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IN WITNESS WHEREOF, the parties hereto have executed as a deed this Amended and Restated Agreement of Exempted Limited Partnership of [•] as of the day and year first above written.

General Partner:

Executed and delivered as a deed by:

[GENERAL PARTNER]

By:
Name:
Title:

Limited Partners:

Executed and delivered as a deed by:

[GENERAL PARTNER]
as attorney–in–fact for each of the Limited Partners

By:
Name:
Title:

Initial Limited Partner:

Executed and delivered as a deed by:

[INITIAL LIMITED PARTNER]
solely to reflect his withdrawal as a Limited Partner

Witnessed by:

Name

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SCHEDULE A

PRINCIPLES APPLICABLE TO CERTAIN ADJUSTMENTS IN POINTS

A.         Sources of Points for New Partners and for Point Increases of Existing Partners

When Points are to be allocated to a new Partner or additional Points are to be allocated to an existing Partner pursuant to Section 6.1, the following principles shall apply in determining the source of such Points:

1.    If any Points have become available in connection with the Retirement of a Partner pursuant to Section 7.3(a) and such Points have not previously been allocated, such Points of the Retired Partner shall be applied before diluting the Points of any other Partner.

2.    Thereafter, any remaining Points shall be obtained by reducing the Points of each of the Partners (together with such Partner’s Related Parties) who, at the time of the relevant admission or increase, has [•] or more Points (a “[•]+ Point Partner”).

3.    Subject to the following paragraph or unless otherwise determined by the General Partner, the reductions shall be allocated among such [•]+ Point Partners pro rata in proportion to their respective Points.

4.    Notwithstanding the principle set forth in the preceding paragraph, no reduction shall be made to the extent that it would cause such Partner’s Points to be reduced to less than [•] Points without the consent of such Partner.  The portion of any reduction that would otherwise be allocated to such other Partner shall instead be allocated among the remaining [•]+ Point Partners in accordance with the principles of both paragraph 2 and this paragraph 4.

B.         Disposition of Points Released by Retired Partners

If any Points become available in connection with the Retirement of a Partner pursuant to Section 7.3(a), such Points shall be allocated as follows:

1.     Such Points shall first be used to satisfy any known or anticipated requirements pursuant to paragraph (A)(1) above.

2.     Any remaining Points shall be allocated among the [•]+ Point Partners (other than Retired Partners that are [•]+ Point Partners) pro rata in proportion to their respective Points (first to reverse out any over reductions pursuant to paragraph 4 above, if applicable).

C.         For the avoidance of doubt, it is intended that restrictions on Point dilution shall apply not only to dilution directly resulting from the award of “Points” to another Partner but also to any other transaction having substantially the same effect (such as an award of performance-based compensation or a similar profits interest that is based on all or any significant portion of the investments of the Fund).

Schedule A

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SCHEDULE B

FORM OF

SPOUSAL CONSENT AND AGREEMENT

THIS SPOUSAL CONSENT AND AGREEMENT (this “Consent”) is entered into as a deed poll by the undersigned (the “Undersigned”) as the spouse of _______________________________, currently or anticipated to become a Limited Partner of [•], a [•] exempted limited partnership (the “Partnership”) in favor of the Partnership.  This Consent shall be effective from and after the earliest date on which the Undersigned’s spouse is or was admitted as a Limited Partner of the Partnership and may not be withdrawn or revoked by the Undersigned.  Capitalized terms not otherwise defined herein have the same meaning as in the Amended and Restated Agreement of Exempted Limited Partnership of the Partnership, as amended (the “Partnership Agreement”).

The Undersigned hereby agrees, acknowledges and understands that:

1.      The Undersigned has been provided with the opportunity to read the Partnership Agreement and, in particular, 9.13 thereof;

2.      Under the provisions of 9.13(b)(i)-(iv) of the Partnership Agreement, the Undersigned shall be only an assignee (with limited rights and potentially significant obligations, including clawback obligations) following the Undersigned’s acquisition of any interest in the Partnership unless and until the Undersigned is admitted to the Partnership as a  Limited Partner pursuant to the terms of the Partnership Agreement;

3.      Under the provisions of Section 9.13 of the Partnership Agreement, an option is given to the Undersigned’s spouse as a Limited Partner of the Partnership to purchase any interest in the Partnership which the Undersigned may have or receive under community property laws, marital laws, or otherwise, if that purchase fails to occur in connection with such marital dissolution for any reason, the Partnership or its assignee shall have the option to purchase the Undersigned’s entire interest in the Partnership or assign such option to purchase the Undersigned’s interest in the Partnership;

4.      Failure by the Undersigned to execute this Consent would constitute a breach of the Partnership Agreement on the part of the Undersigned’s spouse; and

5.      The Undersigned has had the opportunity to be represented in the execution of this Consent by legal counsel of the Undersigned’s own choosing and no legal counsel or advice has been provided to the Undersigned by, or on behalf of, the Partnership or the Undersigned’s spouse.

The Undersigned hereby consents to the transactions contemplated by the Partnership Agreement (including, without limitation, any capital contributions to be made by the Undersigned’s spouse and any clawback obligations).  In addition, the Undersigned hereby agrees to be bound by the provisions of the Partnership Agreement specifically applicable to the Undersigned including, without limitation, 9.13 thereof.

This Consent shall be governed by the laws of [•].

Signed, this ________ day of _______________, 20______

Executed and delivered as a deed by:

Signed:
Print Name

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Witness

In the presence of:
Print Name

Appendix A - 2

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APPENDIX A

Form of Guarantee

[INSERT GUARANTEE]

Appendix A - 3